Exhibit 10.18.2

AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Amendment To Loan and Security Agreement (“Amendment”), dated April 11, 2012 by and between OmniVision Technologies, Inc. (“Borrower”) and Citibank, N.A., (“Lender”), is made with respect to the following facts:

RECITALS

A.                                    Borrower and Lender previously entered into that certain Loan and Security Agreement dated March 16, 2007 (as amended from time to time, the “Agreement”).

B.                                    Borrower and Lender desire to waive and amend certain terms and provisions of the Agreement.

AGREEMENT

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

2.                                      Amendment of the Agreement.

2.1                               The sub-section 10.2 entitled “Debt Service Coverage Ratio” under Section 10 entitled “Financial Covenants” on page 16 of the Agreement is hereby deleted in its entirety and replaced with the following:

10.2                        Debt Service Coverage Ratio. Borrower will maintain a Debt Service Coverage Ratio of no less than 1.50 to 1.00 for each calendar quarter. As used in this Section 10.2, “Debt Service Coverage Ratio” means consolidated rolling four (4) quarters, EBITDA divided by total scheduled principal and interest expense paid during such period.  EBITDA is defined as Net Profit Before Tax plus Depreciation & Amortization, plus Interest expense, plus Non-cash stock options, plus inventory write-downs

3.                                      Representations and Warranties.  Borrower hereby represents and warrants to Lender that: (i) no Event of Default specified in the Agreement and no event which with notice or lapse of time or both would become such an Event of Default has occurred and is continuing, (ii) the representations and warranties of Borrower pursuant to the Agreement are true on and as of the date hereof as if made on and as of said date, (iii) the making and performance by Borrower of this Amendment have been duly authorized by all necessary action, and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.

4.                                      Conditions Precedent.  The effectiveness of this Amendment is expressly conditioned upon receipt by Lender of a counterpart original of this Amendment duly executed by each of the parties hereto and the Consent Of Guarantors duly executed by each Guarantor.

5.                                      Miscellaneous

5.1                               No failure on Lender’s part at any time to require the performance by Borrower or Guarantor of any term of the Agreement, as amended hereby, or any other Related Document shall in any way affect Lender’s rights to enforce such term, nor shall any waiver by Lender of any term thereof be taken or held to be a waiver of any other term thereof or of any breach or subsequent breach thereof.

5.2                               This Amendment is made exclusively for the benefit of and solely for the protection of Lender, on the one hand, and Borrower, on the other hand, and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.

5.3                               Whenever the context so requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.  The headings used in this Amendment are inserted solely for the convenience of reference and are not part of, nor intended to govern, limit or aid in the construction of, any term or provision hereof.

5.4                               At no time shall the prior or subsequent course of conduct between Lender and Borrower directly or indirectly limit, impair, otherwise adversely affect any of Lender’s rights or remedies in connection with the Agreement, this Amendment or the other Related Documents, or detract from or otherwise affect the literal interpretation and effect of such documents, since the parties to this Amendment agree that this Amendment and the documents referenced herein shall only be amended by written instruments executed by the parties as provided herein.

5.5                               This Amendment represents the entire understanding and agreement of the parties with respect to the subject matter hereof, except to the extent that the Agreement and the Related Documents still remain in effect as described herein, and the same may not be altered or amended, except by subsequent written agreement executed by the parties hereto.  The parties hereto acknowledge receipt of a copy of this Amendment.

5.6                               In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended, and supplemented hereby, shall remain in full force and effect.

5.7                               This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

Borrower:		Lender:

OmniVision Technologies, Inc.		CITIBANK, N.A.

By:	/s/ Anson Chan	By:	/s/ Nanci Brusati Dias
Authorized Signer